Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(8,971,690)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,371,860
Dividend Income	245,691
Interest Income	630,758
ETF Transaction Fees	2,800
Total Income (Loss)	$(5,720,581)

Expenses
General Partner Management Fees	$125,678
Professional Fees	31,785
Brokerage Commissions	14,895
Directors' Fees and insurance	4,461
Total Expenses	$176,819
Net Income (Loss)	$(5,897,400)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/24	$111,962,943
Additions (4,000,000 Shares)	121,836,221
Withdrawals ((400,000) Shares)	(12,307,966)
Net Income (Loss)	(5,897,400)

Net Asset Value End of Month	$215,593,798
Net Asset Value Per Share (7,200,000 Shares)	$29.94

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596